Exhibit 99.1

Femasys Announces Financial Results for Quarter Ended September 30, 2024, and Provides Corporate Update

-- Company accelerated commercialization with significant new partnerships both in the U.S. and Europe --

ATLANTA, November 12, 2024 -- Femasys Inc. (NASDAQ: FEMY), a leading biomedical company focused on addressing significant unmet needs of women worldwide with a broad portfolio of in-office, accessible and innovative therapeutic and diagnostic products, announces financial results for the quarter ended September 30, 2024 and provides a corporate update.

Corporate Highlights from 3Q 2024 to date

•	Announced partnership with Boston IVF, prominent network of fertility centers, to offer FemaSeed®
•	Announced the onboarding of the first infertility medical clinic customers to offer FemaSeed infertility treatment to patients in California and Florida
•	Announced strategic distribution partnerships for CE-marked products, including FemaSeed and FemVue® in Spain, which are anticipated to generate over $1.3 million over the next year
•	Received second order from Spain strategic distribution partners after successfully completing commercial FemaSeed infertility treatments
•	Received 510(k) clearance from FDA for FemChec®, an innovative diagnostic solution for fallopian tube check
•	Received CE Mark certification and product approval from Health Canada, the Public Health Agency of Canada, for our compact, eco-friendly FemVue MINI for fallopian tube assessment
•	Announced issuance of U.S. patent covering FemBloc® device for female permanent birth control

“We continue to achieve significant commercial milestones with regard to our FemaSeed first-line infertility treatment and its supporting FemVue product. Notably, in 3Q we began commercialization of FemaSeed in the U.S., including a high-profile conglomerate, as well as in Europe with two partners in Spain. We look forward to collaborating with our expanding group of partners as we bring our next generation advancements to women.” said Femasys’ CEO Kathy Lee-Sepsick.

Financial Results for Quarter Ended September 30, 2024

•
Sales increased by $310,547, or 127.1%, to $554,908 in Q3 of 2024 from $244,361 in Q3 of 2023, due to increased sales of FemaSeed and FemVue. The Company recorded its first FemaSeed U.S. and international sales for the three months ended September 30, 2024, and additional sales are expected in the 4th quarter of 2024.

•	Research and development expenses increased by $230,411, or 11.1%, to $2,303,241 in Q3 of 2024 from $2,072,830 in Q3 of 2023.
•
Net loss was $5,408,860, or ($0.24) per basic and diluted share attributable to common stockholders, for the quarter ended September 30, 2024, compared to net loss of $3,996,905, or ($0.26) per basic and diluted share attributable to common stockholders, for the quarter ended September 30, 2023.

•
Cash and cash equivalents as of September 30, 2024, was $7.6 million and the Company had an accumulated deficit of $122.1 million. The Company expects, based on its current operating plan, that its existing cash and cash equivalents will be sufficient to fund its ongoing operations into July 2025.

Financial Results for Nine Months Ended September 30, 2024

•	Sales increased by $188,673, or 22.0%, to $1,047,532 for the nine months of 2024, from $858,859 for the nine months of 2023 due to increased sales of FemaSeed and FemVue.
•	R&D expenses increased by $912,406 or 17.8%, to $6,049,847 for the nine months of 2024, from $5,137,441 for the nine months of 2023.
•
Net loss was $13,692,944, or ($0.62) per basic and diluted share attributable to common stockholders, for the nine-month period ended September 30, 2024, compared to net loss of $9,836,670, or ($0.74) per basic and diluted share attributable to common stockholders, for the same period ended September 30, 2023.

For more information, please refer to the Company’s Form 10-Q filed November 12, 2024, which can be accessed on the SEC website.

FEMASYS INC.
Condensed Balance Sheets
(unaudited)

Assets	September 30, 2024	December 31, 2023
Current assets:
Cash and cash equivalents	$7,611,210	21,716,077
Accounts receivable, net	378,290	98,906
Inventory, net	1,937,670	667,118
Prepaid and other current assets	1,370,523	695,879
Total current assets	11,297,693	23,177,980
Property and equipment, at cost:
Leasehold improvements	1,238,886	1,212,417
Office equipment	67,231	47,308
Furniture and fixtures	433,584	414,303
Machinery and equipment	2,848,833	2,559,356
Construction in progress	548,149	423,077
	5,136,683	4,656,461
Less accumulated depreciation	(3,748,393)	(3,545,422)
Net property and equipment	1,388,290	1,111,039
Long-term assets:
Lease right-of-use assets, net	1,941,624	2,380,225
Intangible assets, net of accumulated amortization	70,064	—
Other long-term assets	887,410	1,086,581
Total long-term assets	2,899,098	3,466,806
Total assets	$15,585,081	27,755,825

(continued)

FEMASYS INC.
Condensed Balance Sheets
(unaudited)

Liabilities and Stockholders’ Equity	September 30, 2024	December 31, 2023
Current liabilities:
Accounts payable	$1,121,873	1,137,823
Accrued expenses	1,127,645	1,444,296
Clinical holdback – current portion	92,170	65,300
Lease liabilities – current portion	525,752	406,636
Total current liabilities	2,867,440	3,054,055
Long-term liabilities:
Clinical holdback – long-term portion	36,081	54,935
Convertible notes payable, net (including related parties)	5,068,556	4,258,179
Lease liabilities – long-term portion	1,643,217	2,036,067
Total long-term liabilities	6,747,854	6,349,181
Total liabilities	9,615,294	9,403,236
Commitments and contingencies
Stockholders’ equity:
Common stock, $.001 par, 200,000,000 authorized, 22,350,022 shares issued and 22,232,799 outstanding as of September 30, 2024; and 21,774,604 shares issued and 21,657,381 outstanding as of December 31, 2023	22,350	21,775
Treasury stock, 117,223 common shares	(60,000)	(60,000)
Warrants	2,608,642	2,787,137
Additional paid-in-capital	125,473,368	123,985,306
Accumulated deficit	(122,074,573)	(108,381,629)
Total stockholders’ equity	5,969,787	18,352,589
Total liabilities and stockholders' equity	$15,585,081	27,755,825

FEMASYS INC.
Condensed Statements of Comprehensive Loss
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Sales	$554,908	244,361	1,047,532	858,859
Cost of sales (excluding depreciation expense)	190,839	86,186	352,496	301,775

Operating expenses:
Research and development	2,303,241	2,072,830	6,049,847	5,137,441
Sales and marketing	1,572,189	70,883	2,847,866	444,678
General and administrative	1,530,791	1,970,408	4,645,412	4,642,182
Depreciation and amortization	76,288	125,318	215,144	391,683
Total operating expenses	5,482,509	4,239,439	13,758,269	10,615,984
Loss from operations	(5,118,440)	(4,081,264)	(13,063,233)	(10,058,900)
Other income (expense):
Interest income	124,028	92,392	532,850	232,133
Interest expense	(413,290)	(8,033)	(1,163,153)	(9,903)
Total other income (expense), net	(289,262)	84,359	(630,303)	222,230
Loss before income taxes	(5,407,702)	(3,996,905)	(13,693,536)	(9,836,670)
Income tax expense (benefit)	1,158	—	(592)	—

Net loss	$(5,408,860)	(3,996,905)	(13,692,944)	(9,836,670)

Net loss attributable to common stockholders, basic and diluted	$(5,408,860)	(3,996,905)	(13,692,944)	(9,836,670)
Net loss per share attributable to common stockholders, basic and diluted	$(0.24)	(0.26)	(0.62)	(0.74)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	22,232,799	15,093,147	22,075,135	13,369,462

About Femasys

Femasys is a leading biomedical company focused on addressing significant unmet needs of women worldwide with a broad portfolio of in-office, accessible, and innovative therapeutic and diagnostic solutions, including a lead revolutionary product candidate and FDA-cleared products. FemaSeed® Intratubal Insemination, an innovative infertility treatment designed to deliver sperm directly where conception occurs, is FDA-cleared and has received regulatory approval in Canada and Europe. FemBloc® permanent birth control in late-stage clinical development is the first and only non-surgical, in-office, permanent birth control method intended to be a safer option for women at substantially less cost than the long-standing surgical alternative. The Company has developed diagnostic products that are complementary for which it has achieved regulatory approvals to market in the U.S., Canada, Europe, and other ex-U.S. territories, and which are commercial-ready due to its in-house manufacturing capabilities. Its diagnostic products include FemVue® and FemVue® Mini for fallopian tube assessment by ultrasound, which can be used in conjunction with FemCath®, an intrauterine catheter for selective fallopian tube evaluation, and FemCerv®, an endocervical tissue sampler for cervical cancer diagnosis. Learn more at www.femasys.com, or follow us on X, Facebook and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. Forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “pending,” “intend,” “believe,” “suggests,” “potential,” “hope,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on our current expectations and are subject to inherent uncertainties, risks and assumptions, many of which are beyond our control, difficult to predict and could cause actual results to differ materially from what we expect. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, among others: our ability to develop and advance our current product candidates and programs into, and successfully initiate, enroll and complete, clinical trials; the ability of our clinical trials to demonstrate safety and effectiveness of our product candidates and other positive results; estimates regarding the total addressable market for our products and product candidates; our ability to commercialize our products and product candidates, our ability to establish, maintain, grow or increase sales and revenues, or the effect of delays in commercializing our products, including FemaSeed; our business model and strategic plans for our products, technologies and business, including our implementation thereof; and those other risks and uncertainties described in the section titled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2023, and other reports as filed with the SEC. Forward-looking statements contained in this press release are made as of this date, and Femasys undertakes no duty to update such information except as required under applicable law.

Contacts:

Investors:
Matt Blazei
IR@femasys.com

Media:
Kati Waldenburg
Media@femasys.com